Exhibit 10.1

SECOND AMENDMENT TO THE PROGRESSIVE CORPORATION EXECUTIVE SEPARATION ALLOWANCE PLAN
(2015 Amendment and Restatement)

WHEREAS, The Progressive Corporation (“Company”) currently maintains The Progressive Corporation Executive Separation Allowance Plan (“Plan”) pursuant to the 2015 Amendment and Restatement, as amended by First Amendment thereto; and

WHEREAS, the Company desires to amend the Plan further;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 1, 2016:

1.	Section 1.9 of the Plan is hereby amended and restated in its entirety to provide as follows:

“1.9    “Eligible Employee” means a regular, non-temporary employee of a Participating Employer who is eligible to receive annual restricted stock or other annual stock-based awards under The Progressive Corporation 2015 Incentive Plan or any similar plan as determined by the Company, or whose annual compensation within the meaning of Section 401(a)(17) of the Code exceeds the maximum amount allowed under such Code Section. Notwithstanding anything in the Plan to the contrary, Eligible Employees shall not include (i) any person classified by a Participating Employer or any Affiliated Company as an independent contractor or as an employee of an entity other than a Participating Employer or Affiliated Company, (ii) any person whose terms and conditions of employment are governed by a collective bargaining agreement, (iii) any person who receives a one-time restricted stock award or other stock-based award, but who is not eligible to receive regular, annual restricted stock awards or other stock-based awards, or (iv) the Company’s Chairman of the Board at any time that he or she is an employee of the Company but is not also acting as the Company’s Chief Executive Officer.”

IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on the 16th day of May, 2016.

THE PROGRESSIVE CORPORATION

By: /s/Charles E. Jarrett
Name and Title: Charles E. Jarrett, Vice President
and Secretary